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                                                                   EXHIBIT 10.04

                                  CLIFF WILDES

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT entered into as of the date signed below (the "Effective Date"), by and between Beverly Hills, Ltd., a company organized and existing under the laws of _____ and having its principal place of business at ___________________, ("BLTD"), and Clifford Wildes, whose address is 387 S Shore Dr., Sarasota, FL 34234 ("Wildes").

        WHEREAS, Wildes desires to be employed by BLTD;

        WHEREAS, BLTD desires to employ Wildes;

        NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

1. EMPLOYMENT.

         A. Subject to the terms and conditions set forth herein, Wildes is hereby employed as Temporary and Part Time Chief Executive Officer ("CEO"). Wildes' duties and responsibilities shall be limited to assisting the executive management of BLTD in the organization, and expansion of BLTD. These duties may be amended from time to time upon agreement by the parties.

         B. Subject to the performance by BLTD of its obligations under this Agreement, and to the terms and conditions set forth herein, Wildes accepts such engagement and agrees to use his best efforts during his Employment to perform the services for BLTD as described above. BLTD expressly acknowledges and agrees that Wildes shall devote up to 150 hours per month to BLTD, that Wildes is President of Meridian Capital, Inc. and serves as an officer/director of other business entities. Nothing contained herein shall prevent Wildes from continuing his participation as set forth above or from seeking and obtaining participation in other business entities as an investor, director, officer or consultant.

2. EMPLOYMENT PERIOD AND TERMINATION. Wildes' employment shall commence on the Effective Date hereof and continue for a period not to exceed twenty-four (24) months, provided, however, either party may terminate this Agreement by providing written notice to the other party as set forth in this Agreement. The termination shall be effective sixty (60) days from the date of the written notice. Wildes shall be entitled to all compensation from BLTD up to and including the notice period.

3. EMPLOYMENT COMPENSATION.

         A. As compensation for the services rendered by Wildes as CEO, BLTD agrees to pay Wildes a monthly salary of Eight Thousand Five Hundred Dollars ($8,500), due the 1st of each month in advance. Notwithstanding the termination provisions in this Agreement, BLTD hereby agrees that Wildes shall be entitled to a minimum of six (6) months compensation as set forth in this Agreement.

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                              EMPLOYMENT AGREEMENT

         B. Wildes shall receive within 45 days of execution of this agreement 125,000 warrants for stock in BLTD at .05 (5 cents) per warrant. These warrants in BLTD shall be exercisable at any time for a period of 5 years. Additionally, Meridian Capital, Inc. shall receive 40,000 warrants for stock in BLTD and Wildes Executive Assistant, Susan Noce, shall receive 20,000 warrants for stock in BLTD, under the same above-noted terms.

         C. Upon execution of this Agreement, Wildes shall receive 125,000 warrants at $1.00 per share of BLTD, exercisable at any time over 24 months, if BLTD is in reporting compliance to the SEC and has met the requirements to be listed on the American, New York or NASDAQ stock exchange by November 1, 1999. The warrants need not be issued until November 1, 1999.

         D. BLTD agrees to pay all normal travel, entertainment and business expenses incurred by Wildes associated with work performed for BLTD.

         E. Wildes shall receive Officer and Director Liability Insurance.

         F. Wildes shall receive other such benefits as offered to all Employees and Officers of BLTD.

4. GOVERNING LAW. The validity and construction of this Agreement shall be governed by the laws of the State of Florida, without regard to Florida conflict of laws principles. Venue for any action shall be in Sarasota County, Florida.

5. NOTICES. All communications under this Agreement shall be in writing and either delivered personally or sent by certified mail, return receipt requested or overnight express service that provides a signed receipt for delivery as follows:

                    If to Wildes:
                         Cliff Wildes
                         387 S. Shore Dr.
                         Sarasota, Florida 34234

                    If to Beverly Hills, Ltd.

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                         Attention:
                                   --------------------

Either party may change its address set forth above by giving the other party notice of such change in accordance with the provisions of this Paragraph 5. A notice shall be deemed given, if by personal delivery, on the date of such delivery, or, if by certified mail or overnight express, on the date shown on the applicable return receipt.

6. ENTIRE AGREEMENT. This Agreement constitutes the full and complete understanding and agreement of the parties hereto and supersedes all prior and contemporaneous misunderstandings and agreements, whether written or oral. Any waiver, modification or


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                              EMPLOYMENT AGREEMENT

amendment of any provision of this Agreement shall be effective only if in writing and signed by both parties.

7. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall be considered one and the same agreement.

8. SEVERABILITY/NO WAIVER. Should any term of this Agreement be declared void or unenforceable by any court of competent jurisdiction, such declaration shall have no effect on the remaining terms hereof. The failure of either party to enforce any rights granted hereunder or to take action against the other party in the event of any breach hereunder shall not be deemed a waiver by that party as to subsequent enforcement of rights or subsequent actions in the event of future breaches.

9. INDEMNIFICATION. BLTD hereby indemnifies and agrees to hold Wildes harmless from any action, claim, suit or charge brought against BLTD by any governmental or quasi-governmental agency, department or branch, any business entity or any person(s). BLTD agrees to pay or reimburse Wildes for any judgment, damages or costs, including Wildes' reasonable attorney fees, hereunder.

10. SURVIVAL. The rights and obligations set forth in Sections 3, 4 and 9 shall survive the completion, expiration, termination or cancellation of this Agreement.

11. In the event of any litigation brought under this Agreement, the prevailing party shall be entitled to costs and attorney fees at the trial and appellate levels.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date and year first written below.

BEVERLY HILLS, LTD.

By: /s/ MICHAEL P. HANLON               By: /s/ CLIFF WILDES
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Name: Michael P. Hanlon                 Name: Cliff Wildes
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Title: COB                              Date: 5/19/99
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Date: 6
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